UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 29, 2020 (July 27, 2020)

Gaming and Leisure Properties, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

845 Berkshire Blvd., Suite 200 Wyomissing, PA	19610
(Address of Principal Executive Offices)	(Zip Code)

610-401-2900

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2020, Steven T. Snyder and Gaming and Leisure Properties, Inc. (the “Company”) entered into a Separation Agreement (the “Agreement”), pursuant to which Mr. Snyder is stepping down from his role as Senior Vice President and Chief Financial Officer of the Company, effective August 31, 2020 (the “Separation Date”). The Company has retained Korn Ferry to lead a search for Mr. Snyder’s successor and will evaluate internal and external candidates for the position. Mr. Snyder’s stepping down is not related to any issues involving the Company’s operations or policies or practices.

The Agreement provides that, subject to certain conditions set forth in the Agreement, Mr. Snyder will be entitled to the following benefits pursuant to the terms of the Company Executive Change in Control and Severance Plan (the “Plan”): (i) a payment equal to one and one-half times the sum of Mr. Snyder’s base salary and average bonus, as such terms are defined in the Plan, or $2,436,541.50; (ii) continuing coverage under the Company’s group medical, dental and vision plans (and at such cost to Mr. Snyder as would have applied in the absence of his stepping down) for a period equal to the earlier of (a) eighteen (18) months following the Separation Date and (b) the date Mr. Snyder becomes eligible to be covered under another employer group health plan; and (iii) full vesting of all of Mr. Snyder’s unvested time-based equity awards. In addition to the benefits provided by the Plan, the Company has agreed to (A) provide Mr. Snyder with a cash bonus in the amount of $1,000,000 for Mr. Snyder’s achievements during fiscal year 2020 through the date of the Agreement, and (B) accelerate the vesting at target level of all of Mr. Snyder’s performance-based equity awards, including dividends (1) accrued and paid thereon between the applicable grant date and the Separation Date, which dividends will be paid in the form of additional shares determined based on the closing price of the Company’s common stock on August 28, 2020, and (2) declared by the Company’s Board of Directors but unpaid as of the Separation Date and with a record date on or before the Separation Date, which dividends will be paid in the form of additional shares determined as follows: (x) if declared and paid entirely in cash, the closing price of the Company’s common stock on the date prior to the applicable dividend payment date and (y) if declared and paid as a combination of cash and stock, at the same conversion rate as all other shareholders receiving common stock in such dividend distribution.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 28, 2020, the Company issued a press release announcing Mr. Snyder’s separation. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation Agreement dated July 27, 2020 by and between the Company and Steven T. Snyder.

99.1	Press Release, dated July 28, 2020.

104	The cover page from the Company’s Current Report on Form 8-K, dated July 29, 2020, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 29, 2020	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Brandon J. Moore
	Name:	Brandon J. Moore
	Title:	Senior Vice President, General Counsel & Secretary